NEWS RELEASE

CONTACT:
CONMED Corporation
Todd Garner
Chief Financial Officer
315-624-3317
ToddGarner@conmed.com

CONMED Corporation Announces Fourth Quarter and Fiscal Year 2017 Financial Results

Utica, New York, January 31, 2018 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the fourth quarter and fiscal year ended December 31, 2017.

Fourth Quarter 2017 Highlights

•	Sales of $222.6 million increased 9.0% as reported and 7.9% in constant currency as compared to the fourth quarter of 2016.
•	Domestic revenue increased 7.8% year over year and was driven by growth in both General Surgery and Orthopedics.
•	International revenue increased 10.4% as reported and 8.0% in constant currency, driven by continued growth in General Surgery and Orthopedics.
•	Adjusted gross margin expanded 240 basis points to 55.8%.
•	Diluted net earnings per share (GAAP) were $1.65, compared to diluted net earnings per share (GAAP) of $0.24 in the fourth quarter of 2016.
•	Adjusted diluted net earnings per share(1) were $0.69 versus $0.54 in the prior-year period, an increase of 27.8%.

Fiscal Year 2017 Highlights

•	Sales of $796.4 million increased 4.3% as reported and in constant currency as compared to the full year 2016.
•	Domestic revenue increased 3.0% year over year and was driven by strong performance in General Surgery.
•	International revenue increased 5.7% as reported and 5.8% in constant currency, driven by continued growth in General Surgery and Orthopedics.
•	Diluted net earnings per share (GAAP) were $1.97, compared to $0.52 in 2016.
•	Adjusted diluted net earnings per share(1) were $1.89 versus $1.84 in the prior-year period, an increase of 2.7%.

“We are very pleased with our fourth quarter results, which included the continued acceleration of our top line, expanded gross margins, and improved earnings. The quarterly and full-year results are the culmination of our strategic focus and the hard work of the entire CONMED team,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “We believe that our continued investments in people and innovative products position us well to drive further market penetration with an improved profitability profile going forward.”

Sales Analysis

For the quarter ended December 31, 2017, domestic sales, which represented 50.9% of total revenue, increased 7.8%, driven by strong performances in both General Surgery and Orthopedics. International sales, which represented 49.1% of total revenue, increased 10.4% compared to the fourth quarter of 2016 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a positive impact of $2.4 million on fourth quarter sales. In constant currency, international sales increased 8.0% versus the prior-year period.

For the fiscal year ended December 31, 2017, domestic sales, which represented 51.6% of total revenue, increased 3.0% as strong growth in General Surgery was offset by a 2.1% decline in Orthopedics. International sales, which represented 48.4% of total revenue, increased 5.7% compared to 2016 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a positive impact of $0.1 million on fiscal year 2017 sales. In constant currency, international sales increased 5.8% versus the prior-year period.

Earnings Analysis

For the quarter ended December 31, 2017, reported net earnings totaled $46.7 million, compared to reported net earnings of $6.7 million a year ago. Reported diluted net earnings per share were $1.65 in the quarter, compared to reported diluted net earnings per share of $0.24 in the prior-year period. Reported net income for 2017 and 2016 includes restructuring costs, business acquisition costs, and legal costs. Additionally, reported net income for the fourth quarter of 2017 includes a tax benefit of $1.13 resulting from the 2017 Tax Cuts and Jobs Act. The effect of each of these items on reported net income and reported diluted net earnings per share appears in the reconciliation of GAAP to non-GAAP measures below.

The Company excludes the costs of special items including acquisitions, restructurings, legal matters, gains on the sale of assets, debt refinancings, amortization of intangible assets, net of tax, as well as the impact of the 2017 Tax Cuts and Jobs Act from its adjusted diluted net earnings per share. Excluding the impact of these items, adjusted net earnings(2) of $19.5 million increased 29.4% year over year, and adjusted diluted net earnings per share(1) of $0.69 increased 27.8% year over year. The increase in adjusted net earnings resulted primarily from the favorable impact of foreign exchange rates, higher sales, and improved gross margin.

For the fiscal year ended December 31, 2017, reported net earnings totaled $55.5 million, compared to reported net earnings of $14.7 million a year ago. Reported diluted net earnings per share were $1.97, compared to $0.52 in the prior-year period. Additionally, reported net income for 2017 includes a tax benefit of $1.14 resulting from the 2017 Tax Cuts and Jobs Act. Excluding the impact of the special items as described above and as provided in the reconciliation of GAAP to non-GAAP measures below, adjusted net earnings(2) of $53.3 million increased 3.7% year over year and adjusted diluted net earnings per share(1) of $1.89 increased 2.7% from the prior year.

2018 Outlook

The Company expects full-year 2018 constant currency sales growth in the 4.0% to 5.0% range. Based on recent exchange rates, the positive impact to 2018 sales from foreign exchange is anticipated to be between approximately 100 and 150 basis points.

In addition, the Company forecasts full-year 2018 adjusted diluted net earnings per share in the range of $2.11 to $2.17. This represents growth over 2017 of approximately 12% to 15%. The adjusted diluted net earnings per share estimates for 2018 exclude the cost of special items including acquisition costs and restructuring costs, which are estimated in the range of $3 to $5 million, net of tax, and amortization of intangible assets, which are estimated in the range of $16 to $18 million, net of tax.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(2) A reconciliation of reported net income to adjusted net earnings, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and fiscal year 2017 results.

To participate in the conference call, dial 844-889-7792 (domestic) or 661-378-9936 (international) and refer to the passcode 2281848.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, January 31, 2018, until 7:30 p.m. ET on Wednesday, February 14, 2018. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 2281848.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. CONMED has a direct selling presence in 17 countries, and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,100 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted income tax expense (benefit); adjusted effective income tax rate; adjusted net earnings and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, income tax expense (benefit), effective income tax rate, net income and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net sales	$222,555	$204,094	$796,392	$763,520
Cost of sales	98,597	97,135	365,351	355,190
Gross profit	123,958	106,959	431,041	408,330
% of sales	55.7%	52.4%	54.1%	53.5%
Selling and administrative expense	92,405	86,719	351,799	338,400
Research & development expense	8,378	7,634	32,307	32,254
Income from operations	23,175	12,606	46,935	37,676
% of sales	10.4%	6.2%	5.9%	4.9%
Other expense	—	—	—	2,942
Interest expense	4,879	3,911	18,203	15,359
Income before income taxes	18,296	8,695	28,732	19,375
Provision (benefit) for income taxes	(28,400)	1,987	(26,755)	4,711
Net income	$46,696	$6,708	$55,487	$14,664

Basic EPS	$1.67	$0.24	$1.99	$0.53
Diluted EPS	1.65	0.24	1.97	0.52

Basic shares	27,980	27,832	27,939	27,804
Diluted shares	28,297	27,987	28,171	27,964

Sales Summary

(in millions, unaudited)

	Three Months Ended December 31,
			% Change
					Domestic	International
	2017	2016	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$121.0	$111.6	8.4%	6.9%	5.3%	10.5%	7.9%
General Surgery	101.6	92.5	9.8%	9.1%	9.6%	10.1%	8.1%
	$222.6	$204.1	9.0%	7.9%	7.8%	10.4%	8.0%

Single-use Products	$174.6	$160.0	9.1%	7.9%	8.2%	10.1%	7.6%
Capital Products	48.0	44.1	8.9%	7.7%	5.8%	11.3%	9.2%
	$222.6	$204.1	9.0%	7.9%	7.8%	10.4%	8.0%

Domestic	$113.3	$105.1	7.8%	7.8%
International	109.3	99.0	10.4%	8.0%
	$222.6	$204.1	9.0%	7.9%

	Year Ended December 31,
			% Change
					Domestic	International
	2017	2016	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$428.9	$422.1	1.6%	1.5%	-2.1%	4.1%	3.9%
General Surgery	367.5	341.4	7.6%	7.8%	6.8%	9.3%	9.8%
	$796.4	$763.5	4.3%	4.3%	3.0%	5.7%	5.8%

Single-use Products	$637.0	$605.8	5.2%	5.2%	3.7%	6.8%	6.9%
Capital Products	159.4	157.7	1.1%	1.0%	-0.1%	2.1%	2.0%
	$796.4	$763.5	4.3%	4.3%	3.0%	5.7%	5.8%

Domestic	$411.0	$399.1	3.0%	3.0%
International	385.4	364.4	5.7%	5.8%
	$796.4	$763.5	4.3%	4.3%

Reconciliation of Reported Net Income to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31, 2017
	Gross Profit	Selling & Administrative Expense	Operating Income	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$123,958	$92,405	$23,175	$(28,400)	-155.2%	$46,696	$1.65
% of sales	55.7%	41.5%	10.4%
Restructuring costs (1)	125	—	125	42		83	0.00
Business acquisition costs (2)	—	(1,316)	1,316	477		839	0.03
Legal matters (3)	—	(439)	439	143		296	0.01
Tax reform (4)	—	—	—	32,058		(32,058)	(1.13)
	$124,083	$90,650	$25,055	$4,320		$15,856	$0.56
% of sales	55.8%
Amortization of intangible assets	$1,500	$(4,198)	$5,698	$2,015		$3,683	$0.13
Adjusted net earnings		$86,452	$30,753	$6,335	24.5%	$19,539	$0.69
% of sales		38.8%	13.8%

	Three Months Ended December 31, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$106,959	$86,719	$12,606	$1,987	22.9%	$6,708	$0.24
% of sales	52.4%	42.5%	6.2%
Restructuring costs (1)	2,075	(2,565)	4,640	1,630		3,010	0.11
Business acquisition costs (2)	—	(2,482)	2,482	871		1,611	0.06
Legal matters (3)	—	(965)	965	339		626	0.02
	$109,034	$80,707	$20,693	$4,827		$11,955	$0.43
% of sales	53.4%
Amortization of intangible assets	$1,500	$(3,500)	$5,000	$1,857		$3,143	$0.11
Adjusted net earnings		$77,207	$25,693	$6,684	30.7%	$15,098	$0.54
% of sales		37.8%	12.6%

Reconciliation of Reported Net Income to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Year Ended December 31, 2017
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$431,041	$351,799	$46,935	$—	$(26,755)	-93.1%	$55,487	$1.97
% of sales	54.1%	44.2%	5.9%
Restructuring costs (1)	2,903	(1,347)	4,250	—	1,419		2,831	0.10
Business acquisition costs (2)	—	(2,336)	2,336	—	847		1,489	0.05
Legal matters (3)	—	(17,480)	17,480	—	5,681		11,799	0.42
Tax reform (4)	—	—	—	—	32,058		(32,058)	(1.14)
	$433,944	$330,636	$71,001	$—	$13,250		$39,548	$1.40
% of sales	54.5%
Amortization of intangible assets	$6,000	$(15,295)	$21,295	$—	$7,530		$13,765	$0.49
Adjusted net earnings		$315,341	$92,296	$—	$20,780	28.0%	$53,313	$1.89
% of sales		39.6%	11.6%

	Year Ended December 31, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$408,330	$338,400	$37,676	$2,942	$4,711	24.3%	$14,664	$0.52
% of sales	53.5%	44.3%	4.9%
Restructuring costs (1)	7,612	(6,670)	14,282	—	4,850		9,432	0.34
Business acquisition costs (2)	—	(17,029)	17,029	—	5,930		11,099	0.40
Legal matters (3)	—	(3,773)	3,773	—	1,312		2,461	0.09
Gain on sale of facility (5)	—	1,890	(1,890)	—	(853)		(1,037)	(0.04)
Debt refinancing costs (6)	—	—	—	(2,942)	930		2,012	0.07
	$415,942	$312,818	$70,870	$—	$16,880		$38,631	$1.38
% of sales	54.5%
Amortization of intangible assets	$6,000	$(13,989)	$19,989	$—	$7,197		$12,792	$0.46
Adjusted net earnings		$298,829	$90,859	$—	$24,077	31.9%	$51,423	$1.84
% of sales		39.1%	11.9%

(1)  In 2017 and 2016, the Company restructured certain operating, sales, marketing and administrative functions and incurred severance and other related costs. Additionally, in the third quarter of 2017, the Company incurred inventory charges related to its SKU rationalization project.  Finally, in the second quarter of 2016, the Company terminated a product offering and incurred charges mainly related to inventory and fixed assets.

(2) In 2017 and 2016, the Company incurred investment banking fees, consulting fees, legal fees and integration related costs associated with the acquisition of SurgiQuest, Inc.

(3) In 2017, the Company incurred litigation fees as a result of the unfavorable verdict in the Lexion vs. SurgiQuest, Inc. case.  In 2017 and 2016, the Company incurred legal fees associated with the Lexion vs. SurgiQuest, Inc. case and other legal matters.

(4) In 2017, the Company recorded a tax benefit resulting from the 2017 Tax Cuts and Jobs Act.

(5) In 2016, the Company recorded a gain on the sale of its facility in Centennial, Colorado.

(6) In 2016, in conjunction with the acquisition of SurgiQuest, Inc., the Company refinanced its existing credit facility and incurred one-time fees associated with an agreement between the Company and JP Morgan Chase Bank, N.A., as well as costs associated with the early extinguishment of debt.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net income	$46,696	$6,708	$55,487	$14,664
Provision (benefit) for income taxes	(28,400)	1,987	(26,755)	4,711
Interest expense	4,879	3,911	18,203	15,359
Depreciation	5,086	5,237	20,079	20,479
Amortization	10,139	8,601	37,427	33,788
EBITDA	$38,400	$26,444	$104,441	$89,001

Stock based compensation	2,132	1,869	8,472	7,653
Restructuring costs	125	4,640	4,250	14,282
Business acquisition costs	1,316	2,482	2,336	17,029
Legal matters	439	965	17,480	3,773
Gain on sale of facility	—	—	—	(1,890)
Debt refinancing costs	—	—	—	2,942
Adjusted EBITDA	$42,412	$36,400	$136,979	$132,790

EBITDA Margin
EBITDA	17.3%	13.0%	13.1%	11.7%
Adjusted EBITDA	19.1%	17.8%	17.2%	17.4%